                                                                      Exhibit 4c

                            SECOND AMENDING AGREEMENT
                        (Syndicated Term Credit Facility)

THIS AGREEMENT is made as of September 21, 2004

BETWEEN:

                    POTASH CORPORATION OF SASKATCHEWAN INC., a corporation subsisting under the laws of Canada (hereinafter referred to as the "Borrower"),

                                                              OF THE FIRST PART,

                                     - and -

                    THE FINANCIAL INSTITUTIONS SET FORTH ON SCHEDULE A HERETO AND ON THE SIGNATURE PAGES HEREOF UNDER THE HEADING "LENDERS:" (hereinafter referred to collectively as the "Lenders" and individually as a "Lender"),

                                                             OF THE SECOND PART,

                                     - and -

                  THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as agent of the Lenders (hereinafter referred to as the "Agent"),

                                                              OF THE THIRD PART.

                  WHEREAS the parties hereto have agreed to amend and supplement certain provisions of the Credit Agreement as hereinafter set forth;

                  NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1.       Interpretation

1.1. In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:

"Agreement" means this agreement, as amended, modified, supplemented or restated from time to time.

"Credit Agreement" means the term credit agreement made as of September 25, 2001 between the Borrower, the Lenders listed in Schedule A thereto and such other financial institutions as become party thereto, as lenders, and the Agent, as amended by an amending agreement made as of September 23, 2003.

1.2. Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.

1.3. The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto.

1.4. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

2. Amendments and Supplements

2.1. Extension of Conversion Date. The Conversion Date is hereby extended to September 20, 2005 pursuant to Section 1.13 of the Credit Agreement with respect to each Lender.

2.2. Extension Fee Payable in Respect Extension of Conversion Date. The Borrower hereby agrees to pay to the Agent, for each Lender, an extension fee in United States dollars in an amount equal to 0.05% of the Individual Commitment of each Lender.

2.3. Amendments to Applicable Margin. Section 1.01 of the Credit Agreement is hereby amended by deleting the existing definition of "Applicable Margin" in its entirety and substituting the following therefor:

         "Applicable Margin" means, at any time, the applicable rate per annum set forth in the table below for the applicable S & P rating and the applicable Utilization Rate:

         -------------------------------- --------------------------------------
           S & P's Corporate Credit or                 Utilization Rate
            Unsecured Debt Rating of
                    Borrower
         -------------------------------- -------------------- -----------------
                                                 < 1/2              >  1/2
                                                                    -
         -------------------------------- -------------------- -----------------
         A- or above                      0.375% per annum     0.50% annum
         -------------------------------- -------------------- -----------------
         BBB+                             0.475% per annum     0.60% per annum
         -------------------------------- -------------------- -----------------
         BBB                              0.625% per annum     0.75% per annum
         -------------------------------- -------------------- -----------------
         BBB-                             0.875% per annum     1.00% per annum
         -------------------------------- -------------------- -----------------
         BB+ or below or unrated          1.25% per annum      1.50% per annum
         -------------------------------- -------------------- -----------------

2.4. Definition of Cash Equivalents. Section 1.01 of the Credit Agreement is hereby amended by adding the following new definition immediately after the definition of "Capital":

          "Cash Equivalents" means (a) securities issued, guaranteed or insured by the government of any country or any political subdivision thereof;
          (b) deposits or certificates of deposit issued or guaranteed by a bank or trust company; or (c) debt securities or commercial paper issued or guaranteed by a body corporate.

2.5. Definition of Defeased Loan Transaction. Section 1.01 of the Credit Agreement is hereby amended by adding the following new definition immediately after the definition of "Default":

          "Defeased Loan Transaction" means a transaction where loans are made to a given Company ("X") and X or another Company either:

          (a) pledges to the holder of such loans cash or Cash Equivalents in an amount not less than 90% of the aggregate principal amount of such loans, as collateral security for the repayment thereof; or

          (b) deposits with the holder of such loans cash or Cash Equivalents in an amount not less than 90% of the aggregate principal amount of such loans, which deposits are required to be maintained with such holder while such loans remain outstanding.

2.6. Definition of Permitted Liens. The existing definition of "Permitted Liens" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the word "and" at the end of paragraph (t) thereof, deleting the period at the end of paragraph (u) thereof and replacing same with a semi-colon followed by the word "and" and by adding thereto the following as a new paragraph (v):

          "(v) Liens against cash or Cash Equivalents, provided that such cash or Cash Equivalents have been provided as collateral security for the obligations of one or more of the Companies under a Defeased Loan Transaction (including, for certainty, the obligations of a Company under a guarantee provided in connection therewith).".

3.        Representations and Warranties

          The Borrower hereby represents and warrants as follows to each Lender and the Agent and acknowledges and confirms that each Lender and the Agent is relying upon such representations and warranties:

          (a)  Capacity, Power and Authority

               (i) It is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all the requisite corporate capacity, power and authority to carry on its business as presently conducted and to own its property; and

               (ii) It has the requisite corporate capacity, power and authority to execute and deliver this Agreement.

          (b)  Authorization; Enforceability

               It has taken or caused to be taken all necessary action to authorize, and has duly executed and delivered, this Agreement, and this Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other laws of general application affecting the enforcement of creditors' rights generally and to the equitable and statutory powers of the courts having jurisdiction with respect thereto.

          (c)  Compliance with Other Instruments

               The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated herein do not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of its articles, by-laws or other constating documents or any unanimous shareholder agreement relating to, the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or to which its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Borrower or any of its Subsidiaries is a party or is otherwise bound or by which any of them benefits or to which any of their property is subject and do not require the consent or approval of any Official Body or any other party.

          The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and the making of each Accommodation, notwithstanding any investigations or examinations which may be made by or on behalf of the Agent, the Lenders or Lenders' counsel. Such representations and warranties shall survive until the Credit Agreement has been terminated.

4.        Conditions Precedent

          The amendments and supplements to the Credit Agreement contained herein shall be effective upon, and shall be subject to, the satisfaction of the following conditions precedent:

          (a) the Borrower shall have paid to the Agent, for each Lender, the extension fees required to be paid pursuant to Section 2.2 hereof; and

          (b) the Guarantor shall have executed and delivered to the Agent on behalf of the Lenders a confirmation with respect to its Guarantee in the form attached hereto.

The foregoing conditions precedent are inserted for the sole benefit of the Lenders and the Agent and may be waived in writing by the Lenders, in whole or in part (with or without terms and conditions).

5.       Confirmation of Credit Agreement and other Loan Documents

         The Credit Agreement and the other Loan Documents to which the Borrower is a party and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect and the Credit Agreement as amended and supplemented by this Agreement and each of the other Loan Documents to which the Borrower is a party is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect as herein amended and supplemented, with such amendments and supplements being effective from and as of the date hereof upon satisfaction of the conditions precedent set forth in Section 4 hereof.

6.       Further Assurances

         The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

7.       Enurement

         This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

8.       Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Such executed counterparts may be delivered by facsimile transmission and, when so delivered, shall constitute a binding agreement of the parties hereto.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement.

                                   POTASH CORPORATION OF SASKATCHEWAN INC.


                                   By:        /s/ Wayne R. Brownlee
                                              ----------------------------------
                                              Name: Wayne R. Brownlee
                                              Title: Senior VP, Treasurer & CFO


                                   By:        /s/ Denis Sirois
                                              ----------------------------------
                                              Name: Denis Sirois
                                              Title: VP & Corporate Controller

                                   LENDERS:

                                   THE BANK OF NOVA SCOTIA

                                   By:        /s/ Jeff Cebryk
                                              ----------------------------------
                                              Name: Jeff Cebryk
                                              Title: Director


                                   By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                   ROYAL BANK OF CANADA

                                   By:        /s/ Allan Fordyce
                                              ----------------------------------
                                              Name: Allan Fordyce
                                              Title: Authorized Signatory


                                   By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                   CREDIT SUISSE FIRST BOSTON, TORONTO BRANCH

                                   By:        /s/ Alain Daoust
                                              ----------------------------------
                                              Name: Alain Daoust
                                              Title: Director


                                   By:        /s/ Bruce F. Wetherly
                                              ----------------------------------
                                              Name: Bruce F. Wetherly
                                              Title: Controllers Department

                                   BANK OF AMERICA, N.A., CANADA BRANCH

                                   By:        /s/ Nelson Lam
                                              ----------------------------------
                                              Name: Nelson Lam
                                              Title: Vice President


                                   By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                   COMERICA BANK, CANADA BRANCH

                                   By:        /s/ David Wright
                                              ----------------------------------
                                              Name: David Wright
                                              Title: Vice President


                                   By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                   EXPORT DEVELOPMENT CANADA

                                   By:        /s/ Paul Hemsing
                                              ----------------------------------
                                              Name: Paul Hemsing
                                              Title: Financial Services Manager


                                   By:        /s/ James McIntyre
                                              ----------------------------------
                                              Name: James McIntyre
                                              Title: Sr. Financial Services
                                                     Manager

                                   BANK OF MONTREAL

                                   By:        /s/ R Wright
                                              ----------------------------------
                                              Name:
                                              Title: Vice-President


                                   By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                   BANK OF TOKYO-MITSUBISHI (CANADA)

                                   By:        /s/ Davis J. Stewart
                                              ----------------------------------
                                              Name: Davis J. Stewart
                                              Title: Vice President


                                   By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                   BNP PARIBAS (CANADA)

                                   By:        /s/ Michael Gosselin
                                              ----------------------------------
                                              Name: Michael Gosselin
                                              Title: Managing Director


                                   By:        /s/ Jean-Philippe Cadot
                                              ----------------------------------
                                              Name: Jean-Philippe Cadot
                                              Title: Vice President

                                   HSBC BANK CANADA

                                   By:        /s/ Dave Eyolfson
                                              ----------------------------------
                                              Name: Dave Eyolfson
                                              Title: Manager Commercial Banking


                                   By:        /s/ Nigel Richardson
                                              ----------------------------------
                                              Name:  Nigel Richardson
                                              Title: Head of Corporate &
                                                     Institutional Banking
                                                     Western Region

                                   RABOBANK NEDERLAND, CANADIAN BRANCH

                                   By:        /s/ Andrew (Illegible)
                                              ----------------------------------
                                              Name: Andrew (Illegible)
                                              Title: Executive Director


                                  By:        /s/ David L. Streeter
                                              ----------------------------------
                                              Name: David L. Streeter
                                              Title: Vice President

                                   SOCIETE GENERALE (CANADA)

                                   By:        /s/ C. Hansen
                                              ----------------------------------
                                              Name: C. Hansen
                                              Title: Director


                                   By:        /s/ D. Baldoni
                                              ----------------------------------
                                              Name: D. Baldoni
                                              Title: Director

                                   AGENT:

                                   THE BANK OF NOVA SCOTIA, in its capacity as Agent

                                   By:        /s/ Jeff Cebryk
                                              ----------------------------------
                                              Name: Jeff Cebryk
                                              Title: Director

                            CONFIRMATION OF GUARANTEE
                            -------------------------

TO:      The Lenders

AND TO:  The Bank of Nova Scotia, as agent of the Lenders (the "Agent")


         WHEREAS Potash Corporation of Saskatchewan Inc. ("PCS") entered into the term credit agreement made as of September 25, 2001 between PCS, the financial institutions party thereto, as Lenders, and the Agent (as amended by an amending agreement made as of September 23, 2003, the "Credit Agreement");

         AND WHEREAS the undersigned guaranteed all of the Obligations of PCS to the Agent and the Lenders pursuant to the guarantee agreement made as of September 25, 2001 by the undersigned in favour of the Agent and the Lenders (the "Guarantee");

         AND WHEREAS, pursuant to a Second Amending Agreement (the "Second Amending Agreement") made as of even date herewith, PCS, the Lenders and the Agent have agreed to amend and supplement the Credit Agreement as set out therein;

         AND WHEREAS the undersigned has been provided with a true, correct and complete copy of the Second Amending Agreement;

         AND WHEREAS the undersigned wishes to confirm to the Agent and the Lenders that the Guarantee continues to apply to the Obligations of PCS.

         IN CONSIDERATION of the sum of U.S. $10.00 now paid by the Agent and the Lenders to the undersigned and other good and valuable consideration (the receipt and sufficiency of which are hereby conclusively acknowledged), the undersigned hereby confirms and agrees that the Guarantee is and shall remain in full force and effect in all respects notwithstanding the Second Amending Agreement and the amendments and supplements therein contained and shall continue to exist and apply to all of the Obligations. This Confirmation is in addition to and shall not limit, derogate from or otherwise affect the provisions of the Guarantee including, without limitation, Article 2 of the Guarantee.

         Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Guarantee.


         DATED as of September 21, 2004.


                                   PCS NITROGEN, INC.


                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title: